UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 18, 2004

(Date of earliest event reported)

CARDIMA, INC.

(Exact name of registrant as specified in its charter)

California	000-22419	94-3177883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

47266 Benicia Street, Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 354-0300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 3.02 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities

On November 18, 2004, Cardima, Inc. (the “Company”) entered into a Securities Purchase Agreement and Registration Rights Agreement with certain accredited investors for a private placement of shares of Common Stock for an aggregate gross purchase price of up to approximately $4.5 million at a price per share equal to $0.2733. The private placement will include the issuance to these investors of warrants exercisable to purchase up to an aggregate of approximately 6.6 million shares of Common Stock at an exercise price equal to $0.4295 per share. The warrants will have a four-year term and will not be exercisable for the first six months subsequent to the date of issuance. The Company agreed to register for resale the Common Stock issued in this private placement, including the shares underlying the warrants (the “Registration”). The closing of the transaction is subject to customary closing conditions. The Company’s agreements with the private placement investors also provide for the following:

(i)	Until 90 days after the effective date of the Registration, the Company will be restricted from issuing securities to third parties unless the issuance is (a) as compensation for employees, consultants, officers or directors of the Company, (b) in connection with the exercise of options or other derivative securities outstanding as of the date of this private placement, (c) in connection with a strategic transaction or merger, or (d) on equal to or better terms, prices and conditions to the Company than the terms and conditions in this private placement and in an amount, when aggregated with shares issued in this private placement (excluding for purposes of such calculation the warrants and the shares underlying the warrants) and certain shares issuable under the terms of previously issued securities as a result of this private placement, will not equal or exceed 20% of the shares of the Company outstanding as of the date of this private placement (issuances pursuant to (a) through (d) being referred to as an “Exempt Issuance”).

(ii)	Until the private placement investors and certain permitted transferees no longer hold the shares of Common Stock, warrants and the shares underlying the warrants which they purchased in this private placement, other than specified Exempt Issuances, the Company will be restricted from issuing securities to third parties which have conversion, exercise or exchange rate or other price adjustments which are based upon and/or vary with either (a) the trading price of the Company’s Common Stock or (b) the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Company’s Common Stock.

(iii)	Until six months after the effective date of the Registration, the issuance by the Company, other than Exempt Issuances, of Common Stock or derivative securities to third parties at a price less than $0.2733 per share will obligate the Company to issue additional shares of Common Stock to the private placement investors and certain permitted transferees for no additional consideration. However, the Company’s ability to issue such additional shares of Common Stock to the private placement investors and

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certain permitted transferee is restricted to the extent that such issuance would result in a violation of applicable Nasdaq listing standards. The Company agreed that, unless shareholder approval has been obtained under applicable Nasdaq or stock exchange requirements, not to issue common stock or common stock equivalents that would not permit the issuance in full of additional shares to the private placement investors under the foregoing obligation. The Company currently anticipates that a liability representing the value of the foregoing obligation to issue additional shares will be recorded and marked-to-market in its financial statements for each reporting period.

(iv)	The Company will be required to make payments to the private placement investors if it does not file the Registration within 45 days of the private placement and under certain other circumstances relating to the Registration, and if it fails to deliver stock certificates at the time and in the manner specified in the agreements. Any payments that the Company is required to make under these provisions in the future could be substantial.

(v)	Until the effective date of the Registration, the Company will be restricted from filing registration statements under the Securities Act of 1933, other than to register Exempt Issuances or registration statements on Form S-8 or Form S-4. This restriction, and the restrictions on securities issuances and other obligations of the Company in the private placement agreements, will make it more difficult for the Company to raise additional capital as necessary to continue operations.

The foregoing summary is qualified by reference to the Securities Purchase Agreement, Registration Rights Agreement and Common Stock Purchase Warrant attached as exhibits to this current report, the terms and conditions of which are incorporated herein by reference.

In conjunction with the closing of the private placement transaction, the Company will issue to placement agents retained by the Company in connection with the transaction five-year warrants to purchase up to approximately 988,000 shares of Common Stock at an exercise price of $0.4295 per share. The Company agreed to register for resale all shares underlying the warrants issued to the placement agent.

The offering was made only to accredited investors in accordance with Section 4(2) under the Securities Act of 1933 and the rules and regulations promulgated thereunder. The securities offered have not been registered under the Securities Act of 1933 or any state securities laws and unless so registered may not be offered or sold in the United States (or to a U.S. person) except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws. This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities.

Except for the historical information contained herein, the matters discussed in this report, including statements concerning the anticipated timing of the financing and whether the Company will be able to successfully consummate the financing, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Potential risks and uncertainties include: the risk that the Company will not be able to close the financing or sell the full amount of securities in the financing; the risk that the Company will not be able to maintain the listing of its common stock on Nasdaq; the risk that the Company will not be able to raise additional capital in the future, as necessary to continue operations; the risk that the Company will be

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unable to obtain U.S. FDA approval for the Company’s PMA for the REVELATION® Tx linear ablation microcatheter system, including uncertainties associated with its ability to revise the study design and collect data acceptable to the FDA; the risk that the approval process for the REVELATION Tx or any other product, including additional clinical trials, will require substantial unanticipated expenses and management attention; the limited number of cases employing the Company’s products and the limited amount follow-up information involving these cases; uncertainties associated with the Company’s ability to secure distribution partners; the possibility of business disruption or unanticipated expenses due to the Company’s staffing reduction and financing efforts; and uncertainties associated with its ability to conduct successful clinical trials, obtain and maintain regulatory approvals, gain acceptance for the Company’s products from the marketplace or successfully manufacture, market, sell and distribute its products. Additional risks are set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events or changes in the Company’s plans or expectations.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Securities Purchase Agreement dated November 18, 2004

99.2	Registration Rights Agreement dated November 18, 2004

99.3	Form of Common Stock Purchase Warrant dated November 18, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIMA, INC.

Date: November 19, 2004	By:	/s/ Barry D. Michaels
Barry D. Michaels
Interim Chief Financial Officer and Secretary

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